SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Resource Apartment REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	47-4608249 (I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor
Philadelphia, Pennsylvania 19103
(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered None	Name of each exchange on which each class is to be registered None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-207740

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, $0.01 par value per share

Class I Common Stock, $0.01 par value per share

Class R Common Stock, $0.01 par value per share

Class I Common Stock, $0.01 par value per share
(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The descriptions of the Class A, Class I, Class R and Class T shares of common stock, $0.01 par value per share, of Resource Apartment REIT III, Inc. (the “Company”) registered hereby are incorporated herein by reference to “Suitability Standards” and “Description of Shares” in the prospectus contained in the Company’s Registration Statement on Form S-11, filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2015 (File No. 333-207740) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such portion of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference.

ITEM 2. EXHIBITS

1.
Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (No. 333-207740) filed April 11, 2016)

2.	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (No. 333-207740) filed November 2, 2015)

3.
Articles of Amendment (incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-207740) filed June 28, 2017)

4.
Articles Supplementary for the Class R shares of common stock (incorporated by reference to Exhibit 3.4 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-207740) filed June 28, 2017)

5.
Articles Supplementary for the Class I shares of common stock (incorporated by reference to Exhibit 3.5 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-207740) filed June 28, 2017)

6.
Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-11 (No. 333-207740) filed November 2, 2015)

7.
Form of Subscription Agreement (incorporated by reference to Appendix A to the prospectus that is part of Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11 (No. 333-207740) filed April 13, 2018)

8.
Amended and Restated Distribution Reinvestment Plan (incorporated by reference to Appendix B to the prospectus that is part of Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11 (No. 333-207740) filed April 13, 2018)

9.	Amended and Restated Share Redemption Program (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed July 5, 2017)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RESOURCE APARTMENT REIT III, INC.
Date: April 17, 2018	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer and Director